Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
NEWS RELEASE

Inland Real Estate Corporation Contact:
Dawn Benchelt, Investor Relations Director, Media Relations
(630) 218-7364
ir@inlandrealestate.com

Inland Real Estate Corporation Announces Second Quarter Results
- FFO Adjusted for the Quarter Increases 13.6 Percent Year-Over-Year to $0.25 Per Common Share -
- Adds 13 Shopping Centers to Consolidated Portfolio via Acquisition of NYSTRS' Interest in Joint Venture Entity -

OAK BROOK, IL (August 8, 2013) - Inland Real Estate Corporation (NYSE:IRC), a leading real estate investment trust that owns and operates high quality, necessity and value based retail centers in select markets in the Midwest, today announced financial and operational results for the three and six months ended June 30, 2013.

Quarter and Recent Highlights:

•
Reported Funds from Operations (FFO) per common share of $0.28 and FFO adjusted for non-cash items net of taxes, per common share of $0.25 for the second quarter of 2013, representing increases of 3.7 percent and 13.6 percent, respectively, over the quarter ended June 30, 2012.

•
Consolidated same store net operating income (NOI) increased 1.2 percent for the quarter and 2.2 percent for the six months ended June 30, 2013, over the comparable periods in 2012. Excluding lease termination income, consolidated same store NOI increased 2.8 percent for the quarter and 3.1 percent for the first half of 2013, over the three and six months ended June 30, 2012.

•	Raised total portfolio leased occupancy to 94.4 percent and financial occupancy to 91.8 percent at June 30, 2013, representing increases of 150 and 140 basis points, respectively, over one year ago.

•	Executed 94 leases for 613,822 square feet within the total portfolio, representing an increase in square feet leased of
62.4 percent over the year ago quarter and 11.3 percent over the trailing four quarter average.

•	Increased average base rent for new and renewal leases signed within the total portfolio by 25.8 percent and 5.2 percent, respectively, over expiring average rents.

•
The Company acquired the 50 percent ownership interest of its partner, New York State Teachers' Retirement System (NYSTRS), in the IN Retail Fund joint venture, comprised of 13 shopping centers aggregating 2.3 million square feet of gross leasable area (GLA) for $121.1 million in cash. This transaction resulted in a gain from change in control of investment properties of approximately $95 million.

•
The Company closed the previously-announced acquisition of the Warsaw Commons shopping center in northern Indiana for $11.4 million (subject to future earnouts) and the sale of three non-core properties for a total price of $9.9 million during the quarter; sold two unanchored retail centers for a total of $6.1 million after the close of the quarter.

•
Sold 9.0 million shares of common stock through an underwritten equity offering for net proceeds of $91.6 million, which were used to substantially fund the acquisition of NYSTRS' interest in the IN Retail Fund joint venture.

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“Our second quarter results reflect strong operational performance, including steady growth in consolidated same store NOI, substantial increases in occupancy, robust leasing volumes, and healthy increases in average base rent for leases signed within the total portfolio,” said Mark Zalatoris, Inland Real Estate Corporation's president and chief executive officer. “In addition, we acquired NYSTRS' interest in the IN Retail Fund joint venture, which includes 13 high quality shopping centers totaling 2.3 million square feet of retail space. This transaction demonstrates our strategy of leveraging institutional capital to grow our platform while enhancing our yield on investment, with the ultimate goal of full ownership. We are very pleased with the execution of this transaction, substantially funded with proceeds of our recent equity offering, which improves our consolidated portfolio, strengthens our balance sheet, and simplifies our ownership structure.”

Financial Results for the Quarter
For the quarter ended June 30, 2013, FFO attributable to common stockholders was $25.9 million, compared to $24.3 million for the second quarter of 2012. On a per share basis, FFO was $0.28 (basic and diluted) for the second quarter of 2013, compared to $0.27 for the year ago quarter.

FFO adjusted for non-cash items was $22.8 million for the second quarter of 2013, compared to $19.6 million for the second quarter of last year. On a per share basis, FFO adjusted for those items was $0.25 (basic and diluted) for the quarter compared to $0.22 for the second quarter of 2012. The variance between FFO and FFO adjusted for 2013 was primarily due to a gain from settlement of receivables related to the Company's taxable REIT subsidiary acquiring ownership of two assets through foreclosure proceedings.

FFO and FFO adjusted increased compared to the second quarter of 2012 primarily due to higher revenues, lower interest expense, and increases in net operating income from unconsolidated properties (recorded in equity in earnings of unconsolidated joint ventures) and income from discontinued operations that included a lease termination fee of $3.3 million related to Cub Foods Buffalo Grove, which was then sold during the quarter. The increases in FFO and FFO adjusted were partially offset by income tax expense recorded for a taxable REIT subsidiary of the Company.

Net income attributable to common stockholders for the second quarter of 2013 was $101.7 million, compared to $4.9 million for the second quarter of 2012. On a per common share basis, net income attributable to common stockholders was $1.09 (basic and diluted), compared to $0.06 for the prior year quarter. Net income for the quarter increased due to the same items that impacted FFO adjusted. In addition, net income rose as a result of higher gains from the change in control of assets formerly owned by the IN Retail Fund joint venture and the settlement of receivables previously referenced. The gain in net income was partially offset by higher depreciation and amortization expense related to new acquisitions including the aforementioned portfolio acquisition.

Financial Results for the Six Months Ended June 30, 2013
For the six months ended June 30, 2013, FFO attributable to common stockholders was $45.1 million, compared to
$42.0 million for the same period in 2012. On a per share basis, FFO for the six-month period was $0.49 (basic and diluted), compared to $0.47 for the six months ended June 30, 2012.

FFO, adjusted for asset impairment and other non-cash items was $42.6 million for the six months ended June 30, 2013, compared to FFO adjusted of $37.4 million for the prior year period. On a per share basis, FFO adjusted was $0.47 (basic and diluted), compared to $0.42 for the same period of 2012. FFO and FFO adjusted increased primarily due to higher operating income, lower interest expense, and increases in net operating income from unconsolidated properties and income from discontinued operations.

Net income attributable to common stockholders for the six months ended June 30, 2013, was $106.4 million, compared to
$2.2 million for the same period in 2012. On a per share basis, net income attributable to common stockholders was $1.16 (basic and diluted), compared to $0.02 for the six months ended June 30, 2012. Net income for the six-month period increased due to the same items that impacted FFO and FFO adjusted. In addition, net income increased due to lower depreciation and amortization expense, and gains related to the acquisition of NYSTRS' interest in the IN Retail Fund and settlement of receivables.

Reconciliations of FFO and FFO adjusted to net income attributable to common stockholders, calculated in accordance with U.S. GAAP, as well as FFO and FFO adjusted per share to net income attributable to common stockholders per share, are provided at the end of this news release.

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Portfolio Performance
Consolidated same store NOI was $23.8 million for the quarter and $47.2 million for the six months ended June 30, 2013, representing increases of 1.2 percent and 2.2 percent, respectively, over the comparable prior year periods. Excluding lease termination income, consolidated same store NOI for the three and six months ended June 30, 2013, rose 2.8 percent and
3.1 percent, respectively, over the quarter and six months ended June 30, 2012. The gain in consolidated same store NOI was primarily due to increased income from new leases signed and increased rental rates on renewed leases. Same store financial occupancy for the consolidated portfolio was 89.2 percent as of June 30, 2013, an increase of 100 basis points over one year ago.

The Company evaluates its overall portfolio by analyzing the operating performance of properties that have been owned and operated for the same three and six month periods during each year. A total of 92 of the Company's investment properties within the consolidated portfolio satisfied this criterion during these periods and are referred to as "same store" properties. Same store NOI is a supplemental non-GAAP measure used to monitor the performance of the Company's investment properties.

A reconciliation of consolidated same store NOI to net income attributable to common stockholders, calculated in accordance with U.S. GAAP, is provided at the end of this news release.

Leasing
For the quarter ended June 30, 2013, the Company executed 94 leases within the total portfolio aggregating 613,822 square feet of gross leasable area (GLA), an increase in square feet leased of 62.4 percent over the year ago quarter. Total leases executed included:

•	Sixty-one renewal leases comprising 474,166 square feet of GLA, with an average rental rate of $12.86 per square foot, representing an increase of 5.2 percent over the average expiring rent;

•	Fifteen new leases comprising 68,785 square feet of GLA, with an average rental rate of $13.53 per square foot, representing an increase of 25.8 percent over the expiring rent; and

•
Eighteen non-comparable leases, comprising 70,871 square feet of GLA, with an average rental rate of $13.28 per square foot. The Company defines non-comparable leases as leases signed for expansion square footage or for space in which there was no former tenant in place for a period of twelve months or more.

On a blended basis, the 76 new and renewal leases signed within the total portfolio during the quarter had an average rental rate of $12.94 per square foot, representing an increase of 7.6 percent over the average expiring rent. The calculations of former and new average base rents are adjusted for rent abatements on the included leases.

Leased occupancy for the total portfolio was 94.4 percent as of June 30, 2013, representing increases of 30 basis points and
150 basis points, respectively, over the first quarter of 2013 and the second quarter of 2012. Financial occupancy for the total portfolio was 91.8 percent as of June 30, 2013, representing increases of 20 basis points and 140 basis points, respectively, over the prior quarter and one year ago. The gains in total portfolio financial occupancy were due to rent commencements for new leases signed in prior months. Financial occupancy is defined as the percentage of total gross leasable area for which a tenant is obligated to pay rent under the terms of the lease agreement, regardless of the actual use or occupation by that tenant of the area being leased, and excludes tenants in abatement periods.

EBITDA, Balance Sheet, Liquidity and Market Value
The Company reported earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for non-cash items, of $37.9 million for the quarter, compared to $34.3 million for the second quarter of 2012. Definitions and reconciliations of EBITDA and adjusted EBITDA to net income attributable to Inland Real Estate Corporation are provided at the end of this news release.

EBITDA coverage of interest expense, adjusted, was 3.4 times for the quarter ended June 30, 2013, compared to 2.8 times for the second quarter of 2012. The Company has provided EBITDA and related non-GAAP coverage ratios because it believes EBITDA and the related ratios provide useful supplemental measures in evaluating the Company's operating performance since expenses that may not be indicative of operating performance are excluded.

During the quarter, the Company issued 9.0 million shares of common stock through an underwritten equity offering, generating net proceeds after the underwriting discount, of approximately $91.6 million. The net proceeds were used to substantially fund the Company's acquisition of its partner's interest in the IN Retail Fund joint venture. Additionally, during the quarter, the Company issued approximately 449,000 shares of common stock through its "at the market" (ATM) issua

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nce program, generating net proceeds of approximately $5 million. Proceeds from the sales were used for general corporate purposes.

As of June 30, 2013, the Company had an equity market capitalization (common shares) of $1.0 billion, outstanding preferred stock of $110.0 million (at face value), and total debt outstanding of $1.0 billion (including the pro-rata share of debt in unconsolidated joint ventures and full face value of outstanding 5.0% convertible senior notes, due 2029) for a total market capitalization of approximately $2.1 billion. The Company's debt-to-total market capitalization was 47.4 percent as of
June 30, 2013, an improvement of 680 basis points from one year ago. Approximately 65.2 percent of total debt bears interest at fixed rates. As of June 30, 2013, the weighted average interest rate on the fixed rate debt was 5.18 percent and the overall weighted average interest rate, including variable rate debt, was 4.2 percent.

Acquisitions and Dispositions
On June 3, 2013, the Company completed its acquisition of NYSTRS' 50 percent ownership interest in the IN Retail Fund for
$121.1 million in cash. The IN Retail Fund owns 13 shopping centers aggregating 2.3 million square feet of gross leasable area, with an estimated fair value (agreed upon by the parties for purposes of this transaction) of approximately $395.6 million and total outstanding mortgage debt at the time of closing in June of $152.2 million, plus other related assets and liabilities. The Company now owns 100 percent of the outstanding membership interests in IN Retail Fund and the assets, liabilities and results of operations of IN Retail Fund are included in the Company's consolidated financial statements, excluding the consolidated same store NOI schedule.

The IN Retail Fund portfolio, which was approximately 97.5 percent leased at the close of the transaction, includes eleven assets located in the Chicagoland area, one retail center in the Minneapolis-St. Paul market and one center located near Racine, Wis. The properties are supported by strong demographics, with a three-mile average population of more than 111,500 and average household income of approximately $82,900.

On April 17, 2013, the Company, through its taxable REIT subsidiary, acquired through foreclosure, two properties located in the western suburbs of Chicago: the 23,080-square-foot Eola Commons and the 19,888-square-foot Winfield Pointe Center. The Company had previously acquired the notes encumbering these properties at a discount.

On April 24, 2013, the Company also acquired for its consolidated portfolio the 87,826-square-foot Warsaw Commons shopping center located in the northern Indiana city of Warsaw, for a purchase price at closing of $11.4 million, subject to future earnout payments. The nearly 100 percent leased center is anchored by national retailers including TJMaxx, PetSmart, Ulta, Shoe Carnival and Dollar Tree, and shadow-anchored by Kohl's.

During the quarter, the Company sold two consolidated, non-core properties, including a single-user 56,192-square-foot property in Buffalo Grove, Ill., formerly leased to Cub Foods, for $4.1 million and the 42,415-square-foot Winnetka Commons retail center in New Hope, Minn., for $3.8 million. After the close of the quarter, in July for above their current carrying value, the Company sold the 15,726-square-foot Berwyn Plaza in Berwyn, Ill., for $1.7 million, and Eola Commons in Aurora, Ill., for $4.4 million. The Company recorded a total net gain on sale, less provision for asset impairment, of $187,000 for the assets sold during the quarter. The Company expects to reinvest proceeds from the sale of non-core assets into retail centers with higher growth potential.

Joint Venture Activity
During the quarter, the Company invested approximately $3.2 million of equity in the venture with IPCC to acquire three free-standing retail assets leased to Family Dollar and located in Charleston, MO; Wausaukee, WI and Cameron, TX. The Company's ownership in the properties acquired by the venture is reduced proportionately as interests in the assets are sold to investors, with the Company eventually owning no interest in a property once all interests in a property have been sold. The Company believes the venture provides an attractive return on invested capital, as equity allocated to the venture can be reinvested multiple times per year and the asset and property management fees are recurring.

During the quarter, the Company sold through a development joint venture a 7,380-square-foot, 100 percent leased multi-tenant building on a 1.6 acre outparcel at the Savannah Crossing development for $2.0 million.

Total fee income from unconsolidated joint ventures was approximately $2.0 million for the quarter, an increase of 90.1 percent over the prior year quarter. The increase was due to increased acquisition fee income earned on sales of interests through the joint venture with IPCC, and to higher asset and property management fee income from additional assets under management through the joint ventures with PGGM and IPCC.

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Distributions
In April, May, June and July of 2013, the Company paid a monthly cash dividend to Preferred Stockholders of $0.169271 per share on the outstanding shares of its 8.125% Series A Cumulative Redeemable Preferred Stock. In addition, the Company has declared a cash dividend of $0.169271 per share on the outstanding shares of its Preferred Stock, payable on August 15, 2013, to Preferred Stockholders of record at the close of business on August 1, 2013. In April, May, June and July of 2013, the Company paid monthly cash distributions to Common Stockholders of $0.0475 per common share. The Company also declared a cash distribution of $0.0475 per common share, payable on August 19, 2013, to common stockholders of record at the close of business on July 31, 2013.

Guidance
The Company expects that for fiscal year 2013 FFO adjusted per common share (basic and diluted) will range from $0.89 to $0.93, consolidated same store NOI will increase by 2 percent to 3 percent, and consolidated same store financial occupancy at year-end 2013 will range from 89 percent to 90 percent.

Conference Call/Webcast
Management will host a conference call to discuss the Company's financial and operational results for the second quarter of 2013, on Thursday, August 8, 2013, at 1:00 p.m. CT (2:00 p.m. ET). Hosting the conference call will be Mark Zalatoris, President and Chief Executive Officer; Brett Brown, Chief Financial Officer; and Scott Carr, President of Property Management. The live conference call can be accessed by dialing 1-888-317-6016 for callers within the United States, 1-855-669-9657 for callers dialing from Canada, or 1-412-317-6016 for other international callers. A live webcast also will be available on the Company's website at www.inlandrealestate.com. The conference call will be recorded and available for replay one hour after the end of the live event through 8:00 a.m. CT (9:00 a.m. ET) on May 24, 2013. Interested parties can access the replay of the conference call by dialing 1-877-344-7529 or 1-412-317-0088 for international callers, and entering the conference number 10031313. An online playback of the webcast will be archived for approximately one year within the investor relations section of the Company's website.

About Inland Real Estate Corporation
Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust (REIT) that owns and operates open-air neighborhood, community, power and lifestyle retail centers and single-tenant properties located primarily in the Midwestern United States. As of June 30, 2013, the Company owned interests in 154 investment properties, including 40 owned through its unconsolidated joint ventures, with aggregate leasable space of approximately 15 million square feet. For additional information, including a copy of the Company's supplemental financial information for the three and six months ended June 30, 2013, please visit www.inlandrealestate.com. To connect with Inland Real Estate Corporation via LinkedIn, please visit http://www.linkedin.com/company/inland-real-estate-corporation, or via Twitter at www.twitter.com/IRC_REIT.

Certain statements in this news release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not reflect historical facts and instead reflect our management's intentions, beliefs, expectations, plans or predictions of the future. Forward-looking statements can often be identified by words such as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should" and "could." Examples of forward-looking statements include, but are not limited to, statements that describe or contain information related to matters such as management's intent, belief or expectation with respect to our financial performance, investment strategy or our portfolio, our ability to address debt maturities, our cash flows, our growth prospects, the value of our assets, our joint venture commitments and the amount and timing of anticipated future cash distributions. Forward-looking statements reflect the intent, belief or expectations of our management based on their knowledge and understanding of the business and industry and their assumptions, beliefs and expectations with respect to the market for commercial real estate, the U.S. economy and other future conditions. These statements are not guarantees of future performance, and investors should not place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or forecasted in forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the factors listed and described under Item 1A"Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission (the "SEC") on February 28, 2013 as they may be revised or supplemented by us in subsequent Reports on Form 10-Q and other filings with the SEC. Among such risks, uncertainties and other factors are market and economic challenges experienced by the U.S. economy or real estate industry as a whole, including dislocations and liquidity disruptions in the credit markets; the inability of tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; competition for real estate assets and tenants; impairment charges; the availability of cash flow from operating activities for distributions and capital expenditures; our ability to refinance maturing debt or to obtain new financing on attractive terms; future increases in interest rates; actions or failures by our joint venture partners, including development partners; and factors that could affect our ability to qualify as a real estate investment trust. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

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Consolidated Balance Sheets
(in thousands, except per share data)

	June 30, 2013	December 31, 2012
Assets:	(unaudited)
Investment properties:
Land	$399,833	313,261
Construction in progress	20,841	20,837
Building and improvements	1,161,985	957,794
	1,582,659	1,291,892
Less accumulated depreciation	336,311	329,997
Net investment properties	1,246,348	961,895
Cash and cash equivalents	12,157	18,505
Investment in securities	5,855	8,711
Accounts receivable, net	36,139	25,076
Mortgages receivable	—	12,955
Investment in and advances to unconsolidated joint ventures	113,233	129,196
Acquired lease intangibles, net	121,904	41,692
Deferred costs, net	19,590	19,436
Other assets	28,274	25,939
Total assets	$1,583,500	1,243,405

Liabilities:
Accounts payable and accrued expenses	$58,690	36,918
Acquired below market lease intangibles, net	45,087	12,976
Distributions payable	5,130	4,606
Mortgages payable	541,254	412,361
Unsecured credit facilities	290,000	305,000
Convertible notes	28,558	28,327
Other liabilities	20,734	33,014
Total liabilities	989,453	833,202

Stockholders’ Equity:
Preferred stock, $0.01 par value, 12,000 shares authorized; 4,400 8.125% Series A Cumulative Redeemable shares, with a $25.00 per share Liquidation Preference, issued and outstanding at June 30, 2013 and December 31, 2012, respectively	110,000	110,000
Common stock, $0.01 par value, 500,000 shares authorized; 99,626 and 89,366 Shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	996	894
Additional paid-in capital (net of offering costs of $74,492 and $70,238 at June 30, 2013 and December 31, 2012, respectively)	886,737	784,139
Accumulated distributions in excess of net income	(395,913)	(476,185)
Accumulated other comprehensive loss	(5,814)	(9,269)
Total stockholders’ equity	596,006	409,579

Noncontrolling interest	(1,959)	624
Total equity	594,047	410,203

Total liabilities and equity	$1,583,500	1,243,405

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Consolidated Statements of Operations and Comprehensive Income (unaudited)
(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Revenues:
Rental income	$29,947	28,580	57,439	55,812
Tenant recoveries	10,600	8,858	21,472	18,720
Other property income	426	894	996	1,286
Fee income from unconsolidated joint ventures	1,958	1,030	3,554	2,067
Total revenues	42,931	39,362	83,461	77,885

Expenses:
Property operating expenses	5,789	4,957	13,326	11,839
Real estate tax expense	8,448	7,346	15,654	14,412
Depreciation and amortization	14,583	13,585	27,143	28,584
Provision for asset impairment	369	479	369	479
General and administrative expenses	5,269	4,452	9,976	8,959
Total expenses	34,458	30,819	66,468	64,273

Operating income	8,473	8,543	16,993	13,612
Other income	664	942	1,509	2,464
Gain from settlement of receivables	3,095	—	3,095	—
Gain from change in control of investment properties	95,378	1,043	95,378	1,043
Gain on sale of investment properties	—	—	1,498	—
Gain on sale of joint venture interest	393	12	734	64
Impairment of investment securities	—	—	(98)	—
Interest expense	(8,407)	(9,255)	(16,519)	(17,905)
Income (loss) before income tax benefit (expense) of taxable REIT subsidiaries, equity in earnings of unconsolidated joint ventures and discontinued operations	99,596	1,285	102,590	(722)

Income tax benefit (expense) of taxable REIT subsidiaries	(1,567)	4,560	(1,795)	4,680
Equity in earnings of unconsolidated joint ventures	2,172	756	3,512	789
Income from continuing operations	100,201	6,601	104,307	4,747

Income from discontinued operations	3,771	466	6,578	814
Net income	103,972	7,067	110,885	5,561

Net (income) loss attributable to the noncontrolling interest	(2)	79	(14)	76
Net income attributable to Inland Real Estate Corporation	103,970	7,146	110,871	5,637

Dividends on preferred shares	(2,295)	(2,223)	(4,505)	(3,478)
Net income attributable to common stockholders	$101,675	4,923	106,366	2,159

Basic and diluted earnings attributable to common shares per weighted average common share:
Income from continuing operations	$1.05	0.05	1.09	0.01
Income from discontinued operations	0.04	0.01	0.07	0.01
Net income attributable to common stockholders per weighted average common share — basic and diluted	$1.09	0.06	1.16	0.02

Weighted average number of common shares outstanding — basic	92,803	88,962	91,149	88,934

Weighted average number of common shares outstanding — diluted	93,042	89,077	91,384	89,049

Comprehensive income:
Net income attributable to common stockholders	$101,675	4,923	106,366	2,159
Unrealized gain (loss) on investment securities	(124)	(139)	99	710
Reclassification of gain on sale of investment securities	(225)	(448)	(485)	(1,038)
Unrealized gain (loss) on derivative instruments	2,813	(2,266)	3,841	(1,267)
Comprehensive income	$104,139	2,070	109,821	564

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Funds From Operations (unaudited)
(in thousands, except per share data)

Non-GAAP Financial Measures

We consider FFO a widely accepted and appropriate measure of performance for a REIT. FFO provides a supplemental measure to compare our performance and operations to other REITs. Due to certain unique operating characteristics of real estate companies, NAREIT has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a REIT such as ours. As defined by NAREIT, FFO means net income computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of operating property, plus depreciation and amortization and after adjustments for unconsolidated entities in which the REIT holds an interest. In addition, NAREIT has further clarified the FFO definition to add-back impairment write-downs of depreciable real estate or of investments in unconsolidated entities that are driven by measurable decreases in the fair value of depreciable real estate. We have adopted the NAREIT definition for computing FFO. We adjust FFO for the impact of non-cash impairment charges of non-depreciable real estate, net of taxes recorded in comparable periods, in order to present the performance of our core portfolio operations. Management uses the calculation of FFO and FFO adjusted for several reasons. FFO is used in certain employment agreements to determine incentives payable by us to certain executives, based on our performance. Additionally, we use FFO and FFO adjusted to compare our performance to that of other REITs in our peer group. The calculation of FFO may, however, vary from entity to entity because capitalization and expense policies tend to vary from entity to entity. Items that are capitalized do not impact FFO whereas items that are expensed reduce FFO. Consequently, our presentation of FFO may not be comparable to other similarly titled measures presented by other REITs. FFO does not represent cash flows from operations as defined by U.S. GAAP, it is not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as an alternative to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance. The following table reflects our FFO and FFO adjusted for the periods presented, reconciled to net income (loss) attributable to common stockholders for these periods.

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Net income attributable to common stockholders	$101,675	4,923	106,366	2,159
Gain on sale of investment properties	(565)	—	(4,743)	—
Gain from change in control of investment properties	(95,378)	(1,043)	(95,378)	(1,043)
Impairment of depreciable operating property	369	479	555	479
Equity in depreciation and amortization of unconsolidated joint ventures	5,235	6,053	11,090	11,184
Amortization on in-place lease intangibles	3,454	2,252	5,002	4,235
Amortization on leasing commissions	412	411	918	985
Depreciation, net of noncontrolling interest	10,728	11,206	21,326	23,967
Funds From Operations attributable to common stockholders	$25,930	24,281	45,136	41,966

Gain from settlement of receivables	(3,095)	—	(3,095)	—
Impairment loss, net of taxes:
Impairment of investment securities	—	—	98	—
Provision for asset impairment included in equity in earnings of unconsolidated joint ventures	—	—	506	—
Other non-cash adjustments	—	92	—	207
Provision for income taxes:
Income tax adjustments	—	(4,810)	—	(4,810)
Funds From Operations attributable to common stockholders, adjusted	$22,835	19,563	42,645	37,363

Net income attributable to common stockholders per weighted average common share — basic and diluted	$1.09	0.06	1.16	0.02

Funds From Operations attributable to common stockholders, per weighted average common share — basic and diluted	$0.28	0.27	0.49	0.47

Funds From Operations attributable to common stockholders, adjusted, per weighted average common share — basic and diluted	$0.25	0.22	0.47	0.42

Weighted average number of common shares outstanding, basic	92,803	88,962	91,149	88,934
Weighted average number of common shares outstanding, diluted	93,042	89,077	91,384	89,049

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Earnings Before Interest, Taxes, Depreciation and Amortization (unaudited)
(in thousands, except per share data)

EBITDA is defined as earnings (losses) from operations excluding: (1) interest expense; (2) income tax benefit or expenses; (3) depreciation and amortization expense; and (4) gains (loss) on non-operating property. We believe EBITDA is useful to us and to an investor as a supplemental measure in evaluating our financial performance because it excludes expenses that we believe may not be indicative of our operating performance. By excluding interest expense, EBITDA measures our financial performance regardless of how we finance our operations and capital structure. By excluding depreciation and amortization expense, we believe we can more accurately assess the performance of our portfolio. Because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements, it does not reflect the amount of capital needed to maintain our properties nor does it reflect trends in interest costs due to changes in interest rates or increases in borrowing. EBITDA should be considered only as a supplement to net earnings and may be calculated differently by other equity REITs.

We believe EBITDA is an important non-GAAP measure. We utilize EBITDA to calculate our interest expense coverage ratio, which equals EBITDA divided by total interest expense. We believe that using EBITDA, which excludes the effect of non-operating expenses and non-cash charges, all of which are based on historical cost and may be of limited significance in evaluating current performance, facilitates comparison of core operating profitability between periods and between REITs, particularly in light of the use of EBITDA by a seemingly large number of REITs in their reports on Forms 10-Q and 10-K. We believe that investors should consider EBITDA in conjunction with net income and the other required U.S. GAAP measures of our performance to improve their understanding of our operating results. We adjust EBITDA for the impact of non-cash impairment charges in comparable periods, in order to present the performance of our core portfolio operations.

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Net income attributable to Inland Real Estate Corporation	$103,970	7,146	110,871	5,637
Gain on sale of investment properties	(565)	—	(4,743)	—
Gain from change in control of investment properties	(95,378)	(1,043)	(95,378)	(1,043)
Income tax (benefit) expense of taxable REIT subsidiaries	1,567	(4,560)	1,795	(4,680)
Interest expense	8,407	9,255	16,519	17,905
Interest expense associated with discontinued operations	51	68	117	133
Interest expense associated with unconsolidated joint ventures	2,756	2,906	5,735	5,543
Depreciation and amortization	14,583	13,585	27,143	28,584
Depreciation and amortization associated with discontinued operations	48	300	166	633
Depreciation and amortization associated with unconsolidated joint ventures	5,235	6,053	11,090	11,184
EBITDA	40,674	33,710	73,315	63,896

Gain from settlement of receivables	(3,095)	—	(3,095)	—
Impairment loss, net of taxes:
Impairment of depreciable operating property	369	479	555	479
Impairment of investment securities	—	—	98	—
Provision for asset impairment included in equity in earnings of unconsolidated joint ventures	—	—	506	—
Other non-cash adjustments	—	92	—	207
EBITDA, adjusted	$37,948	34,281	71,379	64,582

Total Interest Expense	$11,214	12,229	22,371	23,581

EBITDA: Interest Expense Coverage Ratio	3.6	2.8	3.3	2.7

EBITDA: Interest Expense Coverage Ratio, adjusted	3.4	2.8	3.2	2.7

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Same Store Net Operating Income (unaudited)
(in thousands, except per share data)

The following schedule presents same store net operating income, for our consolidated portfolio, which is the net operating income of properties owned in both the three and six months ended June 30, 2013 and 2012, along with other investment properties' net operating income. Same store net operating income is considered a non-GAAP financial measure because it does not include straight-line rental income, amortization of lease intangibles, interest, depreciation, amortization and bad debt expense. We provide same store net operating income as another metric to compare the results of property operations for the three and six months ended June 30, 2013 and 2012. We also provide a reconciliation of these amounts to the most comparable GAAP measure, net income (loss) attributable to common stockholders.

	Three months ended June 30,			Six months ended June 30,
Consolidated	2013	2012	% Change	2013	2012	% Change
Rental income and tenant recoveries:
"Same store" investment properties, 92 properties
Rental income	$25,951	25,178	3.1%	51,817	50,136	3.4%
Tenant recovery income	9,104	8,650	5.2%	19,610	17,698	10.8%
Other property income	331	848	-61.0%	890	1,234	-27.9%
"Other investment properties”
Rental income	3,794	3,136		5,667	5,153
Tenant recovery income	1,496	208		1,862	1,022
Other property income	95	46		106	52
Total property income	$40,771	38,066		79,952	75,295

Property operating expenses:
"Same store" investment properties, 92 properties
Property operating expenses	$4,320	4,188	3.2%	10,938	9,467	15.5%
Real estate tax expense	7,226	6,925	4.3%	14,181	13,433	5.6%
"Other investment properties"
Property operating expenses	866	273		1,086	711
Real estate tax expense	1,222	421		1,473	979
Total property operating expenses	$13,634	11,807		27,678	24,590

Property net operating income
"Same store" investment properties	23,840	23,563	1.2%	47,198	46,168	2.2%
"Other investment properties"	3,297	2,696		5,076	4,537
Total property net operating income	$27,137	26,259		52,274	50,705

Other income:
Straight-line rents	$260	225		361	477
Amortization of lease intangibles	(58)	41		(406)	46
Other income	664	942		1,509	2,464
Fee income from unconsolidated joint ventures	1,958	1,030		3,554	2,067
Gain from settlement of receivables	3,095	—		3,095	—
Gain from change in control of investment properties	95,378	1,043		95,378	1,043
Gain on sale of investment properties	—	—		1,498	—
Gain on sale of joint venture interest	393	12		734	64

Equity in earnings of unconsolidated joint ventures	2,172	756		3,512	789

Other expenses:
Income tax benefit (expense) of taxable REIT subsidiaries	(1,567)	4,560		(1,795)	4,680
Bad debt expense	(603)	(496)		(1,302)	(1,661)
Depreciation and amortization	(14,583)	(13,585)		(27,143)	(28,584)
General and administrative expenses	(5,269)	(4,452)		(9,976)	(8,959)
Impairment of investment securities	—	—		(98)	—
Interest expense	(8,407)	(9,255)		(16,519)	(17,905)
Provision for asset impairment	(369)	(479)		(369)	(479)

Income from continuing operations	100,201	6,601		104,307	4,747
Income from discontinued operations	3,771	466		6,578	814
Net income	103,972	7,067		110,885	5,561

Net (income) loss attributable to the noncontrolling interest	(2)	79		(14)	76
Net income attributable to Inland Real Estate Corporation	103,970	7,146		110,871	5,637

Dividends on preferred shares	(2,295)	(2,223)		(4,505)	(3,478)

Net income attributable to common stockholders	$101,675	4,923		106,366	2,159

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Balance Sheets - Pro Rata Consolidation (unaudited)
(in thousands, except per share data)

The following schedules present our pro-rata consolidated financial statements as of and for the three months and year ended June 30, 2013, reconciled to our U.S. GAAP financial statements. These financial statements are considered non-GAAP because they include financial information related to unconsolidated joint ventures accounted for under the equity method of accounting. We provide these statements to include the pro rata amounts of all properties under management in order to better compare our overall performance and operating metrics to those of other REITs in our peer group.

	Consolidated Balance Sheets June 30, 2013	Noncontrolling Interest	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Pro-rata Consolidated Balance Sheets
Assets:
Investment properties:
Land	$399,833	(535)	75,413	1,063	5,508	481,282
Construction in progress	20,841	(3)	2,147	14,788	—	37,773
Building and improvements	1,161,985	(1,558)	184,690	3,187	21,428	1,369,732
	1,582,659	(2,096)	262,250	19,038	26,936	1,888,787
Less accumulated depreciation	336,311	(777)	11,257	—	374	347,165
Net investment properties	1,246,348	(1,319)	250,993	19,038	26,562	1,541,622
Cash and cash equivalents	12,157	(1,525)	7,182	91	61	17,966
Investment in securities	5,855	—	—	—	—	5,855
Accounts receivable, net	36,139	(44)	5,160	33	106	41,394
Investment in and advances to unconsolidated joint ventures	113,233	—	(88,727)	(11,338)	(11,790)	1,378
Acquired lease intangibles, net	121,904	—	38,667	—	3,481	164,052
Deferred costs, net	19,590	(28)	2,271	4	242	22,079
Other assets	28,274	(1)	1,965	90	1,605	31,933
Total assets	$1,583,500	(2,917)	217,511	7,918	20,267	1,826,279

Liabilities:
Accounts payable and accrued expenses	$58,690	(69)	6,085	1,689	123	66,518
Acquired below market lease intangibles, net	45,087	—	15,424	—	35	60,546
Distributions payable	5,130	—	—	—	—	5,130
Mortgages payable	541,254	(739)	135,009	7,263	18,258	701,045
Unsecured credit facilities	290,000	—	—	—	—	290,000
Convertible notes	28,558	—	—	—	—	28,558
Other liabilities	20,734	(8)	2,595	1,767	313	25,401
Total liabilities	989,453	(816)	159,113	10,719	18,729	1,177,198

Stockholders’ Equity:
Preferred stock	110,000	—	—	—	—	110,000
Common stock	996	—	—	—	—	996
Additional paid-in capital	886,737	—	119	—	—	886,856
Accumulated distributions in excess of net income	(395,913)	(4,060)	58,279	(2,801)	1,538	(342,957)
Accumulated other comprehensive loss	(5,814)	—	—	—	—	(5,814)
Total stockholders’ equity	596,006	(4,060)	58,398	(2,801)	1,538	649,081

Noncontrolling interest	(1,959)	1,959	—	—	—	—
Total equity	594,047	(2,101)	58,398	(2,801)	1,538	649,081

Total liabilities and equity	$1,583,500	(2,917)	217,511	7,918	20,267	1,826,279

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Statements of Operations - Pro Rata Consolidation (unaudited)
(in thousands, except per share data)

Three months ended June 30, 2013	Consolidated Statement of Operations	IN Retail Fund LLC (NYSTRS) (1)	INP Retail LP (PGGM)		Development Properties		IPCC Unconsolidated properties		Pro-rata Consolidated Statement of Operations
Revenues:
Rental income	$29,947	2,530	6,663		1		1,015		40,156
Tenant recoveries	10,600	1,146	3,019		4		73		14,842
Other property income	426	15	55		—		—		496
Fee income from unconsolidated joint ventures	1,958	—	—	—	—	—	—	—	1,958
Total revenues	42,931	3,691	9,737		5		1,088		57,452

Expenses:
Property operating expenses	5,789	344	1,257		52		116		7,558
Real estate tax expense	8,448	1,018	1,916		24		57		11,463
Depreciation and amortization	14,583	1,131	3,692		—		411		19,817
Provision for asset impairment	369	—	—		—		—		369
General and administrative expenses	5,269	10	174		—		—		5,453
Total expenses	34,458	2,503	7,039		76		584		44,660

Operating income	8,473	1,188	2,698		(71)		504		12,792

Other income	664	2	—		9		—		675
Gain from settlement of receivables	3,095	—	—		—		—		3,095
Gain from change in control of investment properties	95,378	—	—		—		—		95,378
Gain on sale of joint venture interest	393	—	—		—		—		393
Interest expense	(8,407)	(690)	(1,603)		(121)		(343)		(11,164)
Income (loss) before income tax expense of taxable REIT subsidiaries, equity in earnings of unconsolidated joint ventures and discontinued operations	99,596	500	1,095		(183)		161		101,169

Income tax expense of taxable REIT subsidiaries	(1,567)	—	—		—				(1,567)
Equity in earnings of unconsolidated joint ventures	2,172	(500)	(1,095)		183		(161)		599
Income from continuing operations	100,201	—	—		—		—		100,201

Income from discontinued operations	3,771	—	—		—		—		3,771
Net income	103,972	—	—		—		—		103,972

Net (income) loss attributable to the noncontrolling interest	(2)	—	—		—		—		(2)
Net income attributable to Inland Real Estate Corporation	103,970	—	—		—		—		103,970

Dividends on preferred shares	(2,295)	—	—		—		—		(2,295)
Net income attributable to common stockholders	$101,675	—	—		—		—		101,675

(1)    Includes results through the June 3, 2013 acquisition date.

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Statements of Operations - Pro Rata Consolidation (unaudited)
(in thousands, except per share data)

Six months ended June 30, 2013	Consolidated Statement of Operations	IN Retail Fund LLC (NYSTRS) (1)	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Pro-rata Consolidated Statement of Operations
Revenues:
Rental income	$57,439	6,329	13,301	19	1,480	78,568
Tenant recoveries	21,472	3,134	6,505	17	149	31,277
Other property income	996	46	126	—	—	1,168
Fee income from unconsolidated joint ventures	3,554	—	—	—	—	3,554
Total revenues	83,461	9,509	19,932	36	1,629	114,567

Expenses:
Property operating expenses	13,326	1,214	3,293	95	181	18,109
Real estate tax expense	15,654	2,515	3,884	52	109	22,214
Depreciation and amortization	27,143	2,814	7,666	10	600	38,233
Provision for asset impairment	369	—	—	692	—	1,061
General and administrative expenses	9,976	25	264	—	—	10,265
Total expenses	66,468	6,568	15,107	849	890	89,882

Operating income	16,993	2,941	4,825	(813)	739	24,685

Other income	1,509	2	2	9	—	1,522
Gain from settlement of receivables	3,095	—	—	—	—	3,095
Gain from change in control of investment properties	95,378	—	—	—	—	95,378
Gain on sale of investment properties	1,498	—	—	—	—	1,498
Gain on sale of joint venture interest	734	—	—	—	—	734
Impairment of investment securities	(98)	—	—	—	—	(98)
Interest expense	(16,519)	(1,819)	(3,197)	(225)	(494)	(22,254)
Income (loss) before income tax benefit (expense) of taxable REIT subsidiaries, equity in earnings of unconsolidated joint ventures and discontinued operations	102,590	1,124	1,630	(1,029)	245	104,560

Income tax expense of taxable REIT subsidiaries	(1,795)	—	—	—		(1,795)
Equity in earnings of unconsolidated joint ventures	3,512	(1,124)	(1,630)	1,029	(245)	1,542
Income from continuing operations	104,307	—	—	—	—	104,307

Income from discontinued operations	6,578	—	—	—	—	6,578
Net income	110,885	—	—	—	—	110,885

Net income attributable to the noncontrolling interest	(14)	—	—	—	—	(14)
Net income attributable to Inland Real Estate Corporation	110,871	—	—	—	—	110,871

Dividends on preferred shares	(4,505)	—	—	—	—	(4,505)
Net income attributable to common stockholders	$106,366	—	—	—	—	106,366

(1)    Includes results through the June 3, 2013 acquisition date.

13